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                                                                     Exhibit 5.1



                    [SMITH, GAMBRELL & RUSSELL LETTERHEAD]

                                  May 7, 1997


Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101

        RE:     Registration Statement on Form S-3

Ladies and Gentlemen:

        We have served as counsel for Trans World Airlines, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate 50,000,000 of the Company's redeemable Warrants (the "Warrants") and an aggregate of 6,313,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") issuable upon exercise of the Warrants (collectively, the "Securities").

        We have examined and are familiar with the originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Notes as we have deemed necessary and advisable.

        In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.

        We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.

        Based upon and subject to the foregoing and having regard for such legal considerations as we have been deemed relevant, it is our opinion that:

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Trans World Airlines, Inc.
May 7, 1997
Page 2


        i. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

        ii. the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

        iii. the issuance and sale of the Securities have been duly and validly authorized; and

        iv. the Securities when issued will be fully paid, non-assessable and free of preemptive rights.


        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         SMITH, GAMBRELL & RUSSELL

                                         /s/ Howard E. Turner
                                         -------------------------
                                         Howard E. Turner